UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2005

MK RESOURCES COMPANY

(Exact name of registrant as specified in charter)

Delaware	0-23042	82-0487047
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East South Temple, Suite 1225

Salt Lake City, Utah 84111

(801) 297-6900

(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.	Other Events.

On August 8, 2005, MK Resources Company announced that it had declared a dividend of deferred valuation rights relating to its investment in Bear Creek Mining Corporation and that it was providing supplemental contractual appraisal rights in connection with the proposed merger pursuant to which MK Resources Company would become a wholly owned subsidiary of Leucadia National Corporation. The press release is filed with this report as Exhibit 99.

In connection with the proposed merger, the MK Resources has filed a definitive proxy statement with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, MK RESOURCES STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement is also available free of charge at the Securities and Exchange Commission’s website, www.sec.gov, and stockholders of MK Resources may also obtain additional copies of the definitive proxy statement free of charge by directing their requests to 60 East South Temple, Suite 1225, Salt Lake City, Utah 84111, Attn: Secretary.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of MK Resources’ participants in the solicitation is set forth in the definitive proxy statement relating to the merger and MK Resources’ annual reports on Form 10-K, previously filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99	Press release dated August 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MK RESOURCES COMPANY

/s/ John C. Farmer
John C. Farmer Chief Financial Officer and Secretary

Date: August 8, 2005

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99	Press release dated August 8, 2005.